EXHIBIT 99.1
------------

GSAMP 2003-HE2
Prepayment Penalty Term by Product Type

Product            No Penalty    0-12 Months   13-24 Months  25-36 Months   37-48 Months   49-60 Months    Total
----------------  -------------- ------------  ------------- -------------- -------------  ------------ ------------
15 yr ARM            $2,767,654     $189,647        $64,344     $5,444,719            $0            $0    $8,466,364
2/28 ARM            $79,473,645   $4,508,133   $281,279,804     $3,768,625            $0      $443,368  $369,473,575
3/27 ARM             $8,340,629     $711,004       $136,732   $125,109,442    $1,175,892    $1,257,931  $136,731,631
6 MO ARM                     $0           $0       $333,989             $0            $0            $0      $333,989
FIXED BALLOON          $103,010           $0             $0     $1,738,785            $0    $3,786,599    $5,628,394
FIXED               $35,857,810  $41,046,310     $1,736,828   $124,985,684      $329,778   $15,895,277  $219,851,687
----------------  -------------- ------------  ------------- -------------- -------------  ------------ ------------
TOTAL              $126,542,749  $46,455,095   $283,551,698   $261,047,255    $1,505,670   $21,383,175  $740,485,641
================  ============== ============  ============= ============== =============  ============ ============



Product            No Penalty    0-12 Months   13-24 Months  25-36 Months   37-48 Months   49-60 Months
----------------  -------------- ------------  ------------- -------------- -------------  ------------
15 yr ARM                32.69%        2.24%          0.76%         64.31%         0.00%         0.00%
2/28 ARM                 21.51%        1.21%         76.13%          1.02%         0.00%         0.12%
3/27 ARM                  6.10%        0.52%          0.10%         91.50%         0.86%         0.92%
6 MO ARM                  0.00%        0.00%        100.00%          0.00%         0.00%         0.00%
FIXED BALLOON             1.83%        0.00%          0.00%         30.89%         0.00%        67.27%
FIXED                    16.31%       18.67%          0.79%         56.85%         0.15%         7.23%
----------------  -------------- ------------  ------------- -------------- -------------  ------------
TOTAL                    17.09%        6.27%         38.29%         35.25%         0.20%         2.89%
================  ============== ============  ============= ============== =============  ============

